EXHIBIT (99(i))-2







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                               U.S. $175,000,000


                               CREDIT AGREEMENT

                          Dated as of August 31, 1994

                                     Among

                              TRINOVA CORPORATION

                                  as Borrower

                                      and

                            THE BANKS NAMED HEREIN

                                   as Banks

                                      and

                                CITIBANK, N.A.

                            as Administrative Agent






================================================================

                       T A B L E   O F   C O N T E N T S

Section                                                                   Page

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01.  Certain Defined Terms.. . . . . . . . . . . . . . . . . 1
      SECTION 1.02.  Computation of Time Periods.. . . . . . . . . . . . . .14
      SECTION 1.03.  Accounting Terms. . . . . . . . . . . . . . . . . . . .14


                                  ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

      SECTION 2.01.  The A Advances. . . . . . . . . . . . . . . . . . . . .15
      SECTION 2.02.  Making the A Advances.. . . . . . . . . . . . . . . . .15
      SECTION 2.03.  The B Advances. . . . . . . . . . . . . . . . . . . . .17
      SECTION 2.04.  Certain Fees. . . . . . . . . . . . . . . . . . . . . .21
      SECTION 2.05.  Reduction of the Commitments. . . . . . . . . . . . . .22
      SECTION 2.06.  Repayment of A Advances.. . . . . . . . . . . . . . . .22
      SECTION 2.07.  Interest on A Advances. . . . . . . . . . . . . . . . .22
      SECTION 2.08.  Additional Interest on Eurodollar Rate
                       Advances. . . . . . . . . . . . . . . . . . . . . . .23
      SECTION 2.09.  Interest Rate Determinations; Changes in
                       Rating Systems. . . . . . . . . . . . . . . . . . . .23
      SECTION 2.10.  Voluntary Conversion of A Advances. . . . . . . . . . .25
      SECTION 2.11.  Prepayments of A Advances.. . . . . . . . . . . . . . .25
      SECTION 2.12.  Increased Costs.. . . . . . . . . . . . . . . . . . . .25
      SECTION 2.13.  Illegality. . . . . . . . . . . . . . . . . . . . . . .26
      SECTION 2.14.  Payments and Computations.. . . . . . . . . . . . . . .27
      SECTION 2.15.  Taxes.. . . . . . . . . . . . . . . . . . . . . . . . .28
      SECTION 2.16.  Sharing of Payments, Etc. . . . . . . . . . . . . . . .30


                                  ARTICLE III
                             CONDITIONS OF LENDING

      SECTION 3.01.  Condition Precedent to Effectiveness of
                       Sections 2.01 and 2.03. . . . . . . . . . . . . . . .31
      SECTION 3.02.  Conditions Precedent to Each
                       A Borrowing.. . . . . . . . . . . . . . . . . . . . .32
      SECTION 3.03.  Conditions Precedent to Each
                       B Borrowing.. . . . . . . . . . . . . . . . . . . . .33


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

      SECTION 4.01.  Representations and Warranties of the
                       Borrower. . . . . . . . . . . . . . . . . . . . . . .34

Section                                                                   Page

                                   ARTICLE V
                           COVENANTS OF THE BORROWER

      SECTION 5.01.  Affirmative Covenants.. . . . . . . . . . . . . . . . .36
      SECTION 5.02.  Negative Covenants. . . . . . . . . . . . . . . . . . .40

                                  ARTICLE VI
                               EVENTS OF DEFAULT

      SECTION 6.01.  Events of Default.. . . . . . . . . . . . . . . . . . .45


                                  ARTICLE VII
                           THE ADMINISTRATIVE AGENT

      SECTION 7.01.  Authorization and Action. . . . . . . . . . . . . . . .48
      SECTION 7.02.  Administrative Agent's Reliance, Etc. . . . . . . . . .48
      SECTION 7.03.  Citibank and Affiliates.. . . . . . . . . . . . . . . .49
      SECTION 7.04.  Lender Credit Decision. . . . . . . . . . . . . . . . .49
      SECTION 7.05.  Indemnification . . . . . . . . . . . . . . . . . . . .49
      SECTION 7.06.  Successor Administrative Agent. . . . . . . . . . . . .50


                                 ARTICLE VIII
                                 MISCELLANEOUS

      SECTION 8.01.  Amendments, Etc.. . . . . . . . . . . . . . . . . . . .51
      SECTION 8.02.  Notices, Etc. . . . . . . . . . . . . . . . . . . . . .51
      SECTION 8.03.  No Waiver; Remedies.. . . . . . . . . . . . . . . . . .52
      SECTION 8.04.  Costs, Expenses and Indemnification . . . . . . . . . .52
      SECTION 8.05.  Right of Set-off. . . . . . . . . . . . . . . . . . . .54
      SECTION 8.06.  Binding Effect. . . . . . . . . . . . . . . . . . . . .54
      SECTION 8.07.  Assignments, Designations and
                       Participations. . . . . . . . . . . . . . . . . . . .55
      SECTION 8.08.  Governing Law; Submission to
                       Jurisdiction. . . . . . . . . . . . . . . . . . . . .59
      SECTION 8.09.  Severability. . . . . . . . . . . . . . . . . . . . . .59
      SECTION 8.10.  Execution in Counterparts.. . . . . . . . . . . . . . .59
      SECTION 8.11.  Survival. . . . . . . . . . . . . . . . . . . . . . . .60
      SECTION 8.12.  Termination of Existing Credit
                       Facilities. . . . . . . . . . . . . . . . . . . . . .60


Schedule I   - List of Applicable Lending Offices
Schedule II  - Existing Credit Facilities
Schedule III - Existing Liens

Exhibit A-1  - Form of A Note
Exhibit A-2  - Form of B Note
Exhibit B-1  - Notice of A Borrowing
Exhibit B-2  - Notice of B Borrowing
Exhibit C    - Assignment and Acceptance
Exhibit D    - Designation Agreement
Exhibit E    - Form of Opinion of Counsel for the Borrower
Exhibit F    - Form of Opinion of Special New York
                Counsel to the Administrative Agent

            CREDIT AGREEMENT dated as of August 31, 1994 among TRINOVA CORPORATION, an Ohio corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank") as agent (the "Administrative Agent") for the Lenders hereunder.

            The Borrower has requested that the Banks make loans to it in an aggregate principal amount not exceeding $175,000,000 at any one time outstanding to finance the operations of the Borrower and its Subsidiaries, to refinance certain existing indebtedness of the Borrower, to support the Borrower's commercial paper program and for other general corporate purposes, and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

            "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

            "Advance" means an A Advance or a B Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling",

      "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the voting capital stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such voting capital stock, by contract or otherwise.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such B Advance.

            "Applicable Margin" for any A Advance for any Rating
      Level Period shall be the rate for the respective Type of A Advance set forth below opposite such Rating Level Period:

                                  Applicable Margin (% p.a.)

             Rating Level               Base Rate      Eurodollar
               Period               Advances     Rate Advances

         Rating Level 1 Period              0.00%             0.30%

         Rating Level 2 Period              0.00%             0.40%

         Rating Level 3 Period              0.00%             0.50%

      Each change in the Applicable Margin resulting from a Rating Level Change shall be effective (including with respect to each A Advance then outstanding) on the effective date of such Rating Level Change.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible
      Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

            "Attributable Debt" when used in connection with a sale and lease-back transaction means, at any time, the lesser of
      (a) the fair value of the Principal Asset subject to such arrangement at such time or (b) the then present value (computed by discounting at the then Base Rate, compounded semiannually) of the obligation of a lessee for fixed net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term

      "net rental payments" under any lease for any period shall mean the sum of the rental and other fixed payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid in such period by the lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or required to be paid by such lessee thereunder contingent upon the amount of sales, assessments, water or similar charges.

            "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

            "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

            "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

            "B Reduction" has the meaning specified in
      Section 2.01.

            "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

                  (b)  1/2 of one percent per annum above the
            Federal Funds Rate for such period.

            "Base Rate Advance" means an A Advance which bears interest as provided in Section 2.07(a)(i).

            "Borrowed Money" means, for the Borrower and its Subsidiaries, (i) indebtedness for borrowed money (including, without limitation, liabilities in respect of drawings under acceptances, letters of credit and similar extensions of credit, other than (x) any such instruments issued in respect of trade payables, (y) documentary letters of credit, and (z) non-documentary letters of credit issued in an individual face amount of less than $5,000,000);
      (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases;
      (iii) obligations evidenced by notes, bonds, debentures or similar instruments; (iv) obligations under direct or indirect guaranties (other than guaranties of obligations of the Borrower's Subsidiaries by the Borrower or any of the Borrower's other Subsidiaries) in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through (iii) above or clause (v) below; (v) indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by the Borrower or any of its Subsidiaries, even though the Borrower or such Subsidiary has not assumed or become liable for the payment of such indebtedness or obligations; and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

            "Borrowing" means an A Borrowing or a B Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Change in Control" means any of the following events:

            (i) the Borrower is merged, consolidated or reorganized into or with another corporation or other Person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or other Person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

          (ii) if the Borrower sells all or substantially all of its assets to any other corporation or other Person, less than a majority of the combined voting power of the then outstanding securities of such corporation or other Person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such sale;

         (iii)    there is a report filed on Schedule 13D or
      Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), disclosing that any Person has become the beneficial owner of 35% or more of the Voting Stock; provided that, if such report discloses an acquisition of beneficial ownership of 35% or more but less than 50% of the Voting Stock, no Change in Control for purposes of this Agreement shall be deemed to have occurred if the acquisition of Voting Stock so disclosed was first approved in accordance with Ohio law either by a majority of the Board of Directors in office immediately prior to such acquisition or by the shareholders of the Borrower;

          (iv) the Borrower files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Borrower has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

            (v) if during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Borrower cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Borrower's shareholders, of each Director of the Borrower first elected during such period was approved by a vote of at least two-thirds of the Directors of the Borrower then still in office who were Directors of the Borrower at the beginning of any such period, or was approved by the affirmative vote of a majority of the voting power of the Borrower in the election of directors in accordance with Ohio law.

      Notwithstanding the foregoing provisions of subparagraph
      (iii) or (iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because (x) the Borrower, (y) an entity in which the Borrower directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Borrower-sponsored employee stock ownership plan or any other employee benefit plan of the Borrower, either files or becomes obligated to file a report or a proxy statement under or in response to

      Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock whether in excess of 35% or otherwise, or because the Borrower reports that a change in control of the Borrower has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" has the meaning specified in Section 2.01.

            "Consolidated Capitalization" means the sum of
      (i) Borrowed Money, plus (ii) the par value (or value stated on the books of the Borrower) of the issued and outstanding capital stock of all classes of the Borrower, plus (or minus in the case of a surplus deficit) (iii) the amount of the consolidated surplus, whether capital or earned, of the Borrower and its Subsidiaries, adjusted to exclude the excess of (x) the cost of post-retirement benefits other than pensions recognized on an accrual basis over (y) the cost which would have been recognized on a cash basis.

            "Consolidated Earnings before Interest and Taxes" means the sum of (i) consolidated net earnings of the Borrower and its Subsidiaries before extraordinary items, cumulative effect adjustments, unusual or infrequent items that are separately disclosed in the financial statements or notes to financial statements, plus (ii) income taxes, plus (iii) Consolidated Interest Expense.

            "Consolidated Interest Expense" means total interest expense determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistent with those followed in the preparation of financial statements furnished pursuant to
      Section 5.01(a).

            "Consolidated Net Tangible Assets" means the consolidated assets of the Borrower and its Subsidiaries, less, without duplication, (i) consolidated current liabilities, (ii) asset reserves, liability, contingency and other appropriate reserves, including reserves for depreciation and for deferred income taxes, (iii) all other liabilities (other than liabilities for Borrowed Money of the type referred to in clauses (i), (ii), (iv) and (vi) of the definition of such term in this Section 1.01), and

      (iv) treasury stock, unamortized debt discount and expense, good will, trademarks, trade names, patents, deferred charges and other intangible assets, all as determined in accordance with generally accepted accounting principles consistent with those followed in the preparation of the financial statements furnished pursuant to Section 5.01(a) with appropriate adjustments for minority interests, if any.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

            "Default" means an event that, with notice or lapse of time or both, would become an Event of Default.

            "Designated Bidder" means (i) an Eligible Assignee or
      (ii) a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least Prime-1 by Moody's or A-1 by Standard & Poor's (or a comparable rating from a successor of either of them), that, in either case, (x) is organized under the laws of the United States or any State thereof, (y) shall have become a party hereto pursuant to Section 8.07(d), (e) and (f), and
      (z) is not otherwise a Lender.

            "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eligible Assignee" means:

            (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $100,000,000.00;

          (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $100,000,000.00;

         (iii) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States;

          (iv) the central bank of any country which is a member of the OECD;

            (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $100,000,000.00;

          (vi)    a Lender; and

         (vii)    an Affiliate of a Lender;

      provided that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

            "ERISA" means the Employee Retirement Income Security
      Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
      Section 412(c)(11) of the Code and the lien created under
      Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same
      A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such A Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

            "Eurodollar Rate Advance" means an A Advance which bears interest as provided in Section 2.07(a)(ii).

            "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in
      Section 6.01.

            "Facility Fee" has the meaning specified in
      Section 2.04(a).

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Interest Period" means, with respect to any Eurodollar Rate Advance comprising part of the same A Borrowing, the period beginning on the date such Eurodollar Rate Advance is made or Converted from a Base Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period beginning on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i)  the Borrower may not select any Interest
            Period that ends after the Termination Date;

                (ii) Interest Periods beginning on the same date for Eurodollar Rate Advances comprising part of the same A Borrowing shall be of the same duration;

               (iii) each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

                (iv) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

            "Lenders" means the Banks listed on the signature pages hereof, each Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c), and, except when used in reference to an A Advance, an A Borrowing, an A
      Note, a Commitment or a related term, each Designated
      Bidder.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction); provided that no Lien shall be deemed to arise solely by reason of any sale by the Borrower or any Subsidiary of accounts receivable or the filing of or agreement to give any financing statement in connection therewith, so long as such sale is without recourse
      (a) except for the Borrower's repurchase obligation for indemnities customarily provided therein, (b) except to the extent that the obligation to repurchase unpaid receivables does not exceed 10%, or (c) except to the extent that the over-collateralization of accounts receivables sold does not exceed 20% of the total accounts receivables sold.

            "Majority Lenders" means at any time Lenders holding more than 66-2/3% of the then aggregate unpaid principal amount of the A Advances held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "Note" means an A Note or a B Note.

            "Notice of A Borrowing" has the meaning specified in
      Section 2.02(a).

            "Notice of B Borrowing" has the meaning specified in
      Section 2.03(a).

            "OECD" means the Organization for Economic Cooperation and Development.

            "PBGC" shall mean the Pension Benefit Guaranty
      Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA
      Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Principal Asset" means: (a) any asset of the Borrower or any Subsidiary of the Borrower, other than an asset that the Board of Directors of the Borrower reasonably determines (such determination being made prior to the incurrence of any Lien thereon or any sale and lease-back transaction with respect thereto) is not of material importance to the business conducted by the Borrower and its Subsidiaries, taken as a whole; and (b) any other asset of the Borrower or any Subsidiary of the Borrower having an aggregate net book value of $50,000,000 or more; provided that in any event
      (x) all current assets of the Borrower and its Subsidiaries shall be Principal Assets and (y) all capital stock of the Borrower's Subsidiaries shall be Principal Assets.

            "Rated Securities" means, at any time, the unsecured, unguaranteed long-term senior debt securities of the Borrower outstanding at such time.

            "Rating Level 1 Period" means a period during which each of the following is true: (i) the Moody's rating then in effect with respect to the Rated Securities is equal to or better than Baa1, and (ii) the Standard & Poor's rating then in effect with respect to the Rated Securities is equal to or better than BBB+.

            "Rating Level 2 Period" means a period (other than a Rating Level 1 Period) during which each of the following is true: (i) the Moody's rating then in effect with respect to the Rated Securities is equal to or better than Baa3, and
      (ii) the Standard & Poor's rating then in effect with respect to the Rated Securities is equal to or better than BBB-.

            "Rating Level 3 Period" means each period other than a Rating Level 1 Period or a Rating Level 2 Period, and shall include each period during which either or both of Moody's or Standard & Poor's shall not have in effect a rating for the Rated Securities (other than because such rating agency shall no longer be in the business of rating corporate debt obligations).

            "Rating Level Change" means a change in the rating of the Rated Securities by either or both of Moody's or Standard & Poor's (other than as a result of a change in the rating system of such rating agency) that results in the change from one Rating Level Period to another, which Rating Level Change shall be effective on the date on which the relevant change in the rating of the Rated Securities is first announced by Moody's or Standard & Poor's, as the case may be.

            "Rating Level Period" shall mean a Rating Level 1
      Period, a Rating Level 2 Period or a Rating Level 3 Period.

            "Reference Banks" means Citibank, The First National
      Bank of Chicago and Union Bank of Switzerland, Chicago
      Branch.

            "Register" has the meaning specified in
      Section 8.07(g).

            "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

            "Standard & Poor's" shall mean Standard & Poor's
      Ratings Group, presently a division of McGraw-Hill, Inc., and its successors.

            "Subsidiary" or "Subsidiaries" means any corporation more than fifty percent (50%) of the capital stock of which is owned or controlled, directly or indirectly, by the Borrower and/or any Subsidiary of the Borrower and whose accounts are required to be consolidated with those of the Borrower in accordance with generally accepted accounting principles, consistently applied.

            "Tax-Free Financing" shall mean any "private activity bond" as defined in Section 141(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which is a "qualified bond" as defined in Section 141(e)(1) of the Code, (ii) any "securities acquisition loan" as defined in Section 133(b) of the Code, and (iii) any other financing, the interest on the indebtedness issued in connection with which is exempt in whole or in part from Federal income tax.

            "Termination Date" means August 31, 1999 or the earlier date of termination in whole of the Commitments pursuant to
      Section 2.05 or 6.01.

            "Utilization Fee" has the meaning specified in
      Section 2.04(b).

            "Voting Stock" shall mean all outstanding securities of the Borrower entitled to vote generally in the election of directors of the Borrower at the time in question.


            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be deemed applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $5,000,000 in excess thereof and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to
Section 2.11(b) and reborrow under this Section 2.01.

            SECTION 2.02.  Making the A Advances.

            (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed A Borrowing (in the case of an A Borrowing consisting of Eurodollar Rate Advances) or given not later than 11:00 A.M. (New York City time) on the Business Day of the proposed A Borrowing (in the case of an A Borrowing consisting of Base Rate Advances), by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such A Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

            (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate
Advances for any A Borrowing if the aggregate amount of such A Borrowing is less than $10,000,000.

            (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits not to exceed 15 basis points on the principal amount of such A Borrowing), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such A Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the

Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

            SECTION 2.03.  The B Advances.

            (a) Each Lender severally agrees that the Borrower may request B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction).

            (i)  The Borrower may request a B Borrowing under this
      Section 2.03 by delivering to the Administrative Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and
      (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. Simultaneously with each such request, the Borrower shall pay to the Administrative Agent, for the Administrative Agent's account, a non-refundable fee in the amount of $3,000. Promptly following the Administrative Agent's receipt of such request and the fee referred to in the preceding sentence, the Administrative Agent shall notify each Lender of such request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more
      B Advances to the Borrower as part of such proposed
      B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time)
      (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph
      (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

         (iii) The Borrower shall, in turn, (A) before 11:00 A.M. (New York City time) on the date of such proposed
      B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and
      (B) before 1:00 P.M. (New York City time) three Business

      Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause
      (B) of paragraph (i) above, either:

                  (x) cancel such B Borrowing by giving the
            Administrative Agent notice to that effect, or

                  (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph
            (ii) above by giving the Administrative Agent notice to that effect.

          (iv) If the Borrower notifies the Administrative Agent that such B Borrowing is canceled pursuant to paragraph
      (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
      Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable

      Lending Office to the Administrative Agent at its address referred to in Section 8.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each B Borrowing the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

            (b) Each B Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $5,000,000 in excess thereof, but no B Borrowing shall be made if, following the making of such B Borrowing, the Borrower would not be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

            (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

            (d) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance.

            (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

            (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance.

            SECTION 2.04.  Certain Fees.

            (a)  Facility Fee.

            (i) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee (the "Facility Fee") on the average daily amount (whether used or unused) of such Lender's Commitment (and, from and after the Termination Date, on the aggregate principal amount of such Lender's Advances outstanding from time to time) from the date hereof (in the case of each Bank) and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (in the case of each such Lender) until the later of (i) the Termination Date and (ii) the date such Lender's Advances are paid in full, at a rate per annum equal to: (x) 0.12 of one percent during any Rating Level 1 Period; (y) 0.15 of one percent during any Rating Level 2 Period; and (z) 0.20 of one percent during any Rating Level 3 Period.

          (ii) Accrued Facility Fee shall be paid on the first day of each January, April, July and October, on the Termination
Date and (if later) on the date such Lender's Advances are paid in full.

         (iii) Each change in the rate of Facility Fee payable pursuant to Section 2.04(a)(i) resulting from a Rating Level
Change shall be effective on the date of such Rating Level
Change.

            (b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a utilization fee (the "Utilization Fee") on the aggregate unpaid principal amount of the Advances of such Lender for each day on which the aggregate unpaid principal amount of the Advances equals or exceeds 50% of the aggregate amount of the Commitments as then in effect, at a rate per annum equal to 0.125 of one percent. Accrued Utilization Fee shall be paid on the first day of each January, April, July and October, on the Termination Date and (if later) on the date such Lender's Advances are paid in full.

            (c) Administrative Agent's Fee. The Borrower acknowledges its agreement to pay to the Administrative Agent, for the Administrative Agent's own account, an administrative agency fee at the times and in the amounts heretofore agreed between the Borrower and the Administrative Agent.

            SECTION 2.05. Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding, and provided further that each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

            SECTION 2.06.  Repayment of A Advances.  The Borrower
shall repay the principal amount of each A Advance made by each Lender in accordance with the A Note to the order of such Lender.

            SECTION 2.07.  Interest on A Advances.

            (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. If such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances as in effect from time to time, payable quarterly in arrears on the first day of each January, April, July and October during such period and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. If such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Rate Advances as in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period, and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due (whether at stated maturity, by acceleration or otherwise), and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum during the period from the due date thereof to the date on which such amount is paid in full equal to (i) in the case of any amount of principal of such Advance, 2% plus the rate which would otherwise be applicable to such Advance, and (ii) in the case of all other amounts, 2% plus Base Rate as in effect from time to time.

            SECTION 2.08. Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Eurodollar Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting
(i) the Eurodollar Rate for the Interest Period for such Eurodollar Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

            SECTION 2.09.  Interest Rate Determinations; Changes in
Rating Systems.

            (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

            (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of
Section 2.07(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(a)(ii).

            (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

            (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

          (ii) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

         (iii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

            (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

          (ii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

            (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

            (f) If the rating system of either Moody's or Standard & Poor's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent (on behalf of the Lenders) shall negotiate in good faith to amend the references to specific ratings in this Agreement to reflect such changed rating system or the non-availability of ratings from such rating agency (provided that any such amendment to such specific ratings shall in no event be effective without the approval of the Majority Lenders).

            SECTION 2.10. Voluntary Conversion of A Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, Convert all A Advances of one Type comprising the same
A Borrowing into Advances of the other Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base
Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such A Advance.

            SECTION 2.11.  Prepayments of A Advances.

            (a) The Borrower shall have no right to prepay any principal amount of any A Advances other than as provided in subsection (b) below.

            (b) The Borrower may, upon at least one Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or integral multiples of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall, on the date of such prepayment, reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

            SECTION 2.12.  Increased Costs.

            (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender (other than a Designated Bidder) determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all the Lenders then outstanding into Base Rate Advances in accordance with Section 2.10.

            SECTION 2.14.  Payments and Computations.

            (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, Facility Fees or Utilization Fees ratably (other than amounts payable pursuant to Section 2.03, 2.08, 2.12 or 2.15) to the Lenders for the account of their respective Applicable
Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

            (c) All computations of interest based on Citibank's base rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of Facility Fees and Utilization Fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Facility Fees or Utilization Fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, Facility Fee or Utilization Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar
Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.15.  Taxes.

            (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such Lender or the Administrative Agent (as the case may be) will use reasonable efforts to contest such a Tax or Other Tax that is, in its opinion, incorrectly asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes, the Borrower will furnish to the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank) and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.15(a).

            (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.15(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection
(e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            SECTION 2.16. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.08, 2.12 or 2.15) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The
Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                  ARTICLE III

                             CONDITIONS OF LENDING

            SECTION 3.01. Condition Precedent to Effectiveness of Sections 2.01 and 2.03. The effectiveness of Sections 2.01 and
2.03 is subject to the condition precedent that the Administrative Agent shall have received, on or prior to September 15, 1994, the following, each dated the date of such effectiveness, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

            (a) The A Notes payable to the order of the Lenders, respectively.

            (b) Certified copies of the resolutions of the Board of Directors of the Borrower approving, and authorizing the execution, delivery and performance of, this Agreement, the Notes and of all documents evidencing other necessary corporate actions and governmental approvals, if any, with respect to this Agreement and the Notes.

            (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the Borrower's Articles of Incorporation, Code of Regulations and By-Laws and certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes.

            (d) A favorable opinion of the General Counsel or an Assistant Counsel of the Borrower substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

            (e)  A favorable opinion of Milbank, Tweed, Hadley &
      McCloy, special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto.

            (f)   A certificate of the Vice President -
      Administration, or other duly authorized officer, of the Borrower certifying that (i) no Default or Event of Default as of the date thereof has occurred and is continuing, and

      (ii) the representations and warranties contained in
      Section 4.01 are true and correct on and as of the date thereof as if made on and as of such date.

            (g) Evidence satisfactory to the Administrative Agent that the principal of and interest on, and all other amounts owing in respect of, the indebtedness indicated on
      Schedule II hereto shall have been (or shall be simultaneously) paid in full and that any commitments to extend credit under the agreements or instruments relating to such indebtedness shall have been canceled or terminated.

Without limiting the foregoing, the making of the initial
A Advance is subject to the additional condition precedent that since December 31, 1993, there has been no materially adverse change in the financial condition or results of operations of the Borrower and its Subsidiaries as shown on the consolidated balance sheet as of such date and the related consolidated statement of net income for the period then ended, and the Borrower has delivered to the Administrative Agent (in sufficient quantities for each Lender) a certificate of the Vice President - Administration, or other duly authorized officer, of the Borrower to such effect.

            SECTION 3.02.  Conditions Precedent to Each
A Borrowing. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial
A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing:

            (a) the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

                  (i) the representations and warranties contained in Section 4.01 are true and correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                (ii) no event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default; and

            (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender (other than the Designated Bidders) through the Administrative
      Agent may reasonably request.

            SECTION 3.03.  Conditions Precedent to Each
B Borrowing. The obligation of each Lender which is to make a B Advance on the occasion of a B Borrowing (including the initial
B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that:

            (a) the Administrative Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto,

            (b) on or before the date of such B Borrowing, but prior to such B Borrowing, the Administrative Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03, and

            (c) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

                  (i) The representations and warranties contained in Section 4.01 are true and correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                (ii) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default, and

               (iii) No event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Administrative Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            SECTION 4.01.  Representations and Warranties of the
Borrower.  The Borrower represents and warrants as follows:

            (a) Each of the Borrower, Aeroquip Corporation (a Michigan corporation) and Vickers Incorporated (a Delaware corporation) is a corporation duly organized and validly existing under the laws of its state of incorporation, and is duly qualified and in good standing under the laws of the respective states in which its significant facilities are located. Each of them has the corporate power to carry on its business and own its properties, and has not received any notice from the authorities of any jurisdiction claiming that it is required to be qualified as a foreign corporation in any jurisdiction where it is not presently qualified.

            (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's Articles of Incorporation, as amended, Code of Regulations, as amended, or By-Laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

            (d) This Agreement is, and the Notes when duly executed and delivered will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, or other similar laws affecting enforcement of creditors' rights generally.

            (e) The financial statements in the Annual Report of the Borrower and its Subsidiaries for the year ending December 31, 1993, examined by Ernst & Young, independent auditors, copies of which have been provided to the Banks, fairly present the financial condition of the Borrower and its Subsidiaries as of such date and the results of operations and cash flows of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis.

            (f) There is no pending or (to the knowledge of the Borrower) threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which, if resolved adversely to the Borrower or reduced to a judgment, (i) will materially adversely affect the earnings, financial condition, or operations of the Borrower and its Subsidiaries, or (ii) could affect the legality, validity, binding effect or enforceability of this Agreement or any Note.

            (g) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (h) The Borrower and its Subsidiaries have filed (or have obtained extensions of the time by which they are required to file) all United States Federal income tax returns and all other material tax returns required to be filed by them and have paid all taxes shown due on the returns so filed as well as all other material taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

            (i) Each Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. Without limiting the foregoing, neither the Borrower nor any of its Subsidiaries has incurred any liability to the PBGC established under ERISA in connection with any Plan or Multiemployer Plan.

            (j) No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934.

            (k) The Borrower and each of its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) materially adversely affect the earnings, financial condition, or operations of the Borrower and its Subsidiaries. Each of such permits, licenses and authorizations is in full force and effect and the Borrower and each of its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) materially adversely affect the earnings, financial condition, or operations of the Borrower and its Subsidiaries.

            (l) Without limiting the foregoing paragraphs (a) through (k), the Borrower and each of its Subsidiaries is in full compliance with all laws, statutes, rules, regulations and orders binding on or applicable to the Borrower, its Subsidiaries and all of their respective properties, except to the extent failure to so comply will not (either individually or in the aggregate) materially adversely affect the earnings, financial condition, or operations of the Borrower and its Subsidiaries.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER

            SECTION 5.01.  Affirmative Covenants.  So long as any
Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower covenants and agrees that, unless the Majority Lenders shall otherwise consent in writing:

            (a) Financial Statements. The Borrower will, and will cause each of its Subsidiaries to, keep true books of record and account in which full, true and correct entries in accordance with generally accepted accounting principles consistently applied will be made of all dealings or transactions in relation to its business and activities; and will deliver to each Bank:

                  (i) as soon as available and in any event within ninety days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of net earnings, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on in accordance with generally accepted accounting principles by Ernst & Young or other nationally recognized certified independent public accountants in good standing, together with a certificate signed by the chief financial officer or the chief accounting officer of the Borrower stating that, as of the end of such fiscal year, the Borrower is in compliance with Section 5.02;

                (ii) as soon as available and in any event within forty-five days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of net earnings and stockholders' equity for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with generally accepted accounting principles by the chief financial officer or the chief accounting officer of the Borrower, together with a certificate signed by the chief financial officer or the chief accounting officer of the Borrower stating that, as of the end of such fiscal quarter, the Borrower is in compliance with Section 5.02;

               (iii) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                (iv) promptly upon filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                  (v) promptly upon receipt thereof, copies of all notices which the Borrower or any of its Subsidiaries receives from the PBGC of its intention to terminate any Plan or Multiemployer Plan;

                (vi) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as any Lender may reasonably request; and

              (vii) promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default hereunder, a certificate of an officer of the Borrower to such effect setting forth the details thereof, and the action theretofore taken and proposed to be taken with respect thereto.

            (b) Information. The Borrower will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent and each Lender such other information as any Lender may (through the Administrative Agent) from time to time reasonably request, and each Lender shall have the right to visit and inspect, under the guidance of the Borrower, their respective properties, to examine their respective general books of accounts with, and be advised as to the same by, their respective officers, all at reasonable times and intervals; provided that the Borrower and its Subsidiaries shall not be required to furnish to the Administrative Agent or any Lender, nor permit the Administrative Agent or any Lender to examine, books and records relating to the Borrower's or its Subsidiaries' respective trade secrets, the shareholders' list of the Borrower and other information that the Borrower reasonably determines to be confidential; provided further that the Administrative Agent and each Lender shall make the same efforts to keep confidential any information obtained from the Borrower which the Borrower reasonably designates as confidential as the Administrative Agent or such Lender, as the case may be, makes to keep confidential such information of its own.

            (c)   ERISA.  The Borrower and its Subsidiaries:

            (i) will make all payments required to meet the minimum funding standards set forth in Sections 302 through 305 of ERISA, as from time to time amended, with respect to each Plan and each Multiemployer Plan;

          (ii) will file each annual report required to be filed pursuant to Section 103 of ERISA in connection with each Plan and each Multiemployer Plan for each year;

         (iii) will not incur or suffer to exist any Reportable Event arising in connection with any such Plan or Multiemployer Plan which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer such Plan or Multiemployer Plan.

      The Borrower will deliver to each Lender (through the Agent) notice of a Reportable Event promptly when the Borrower becomes aware of its existence as notified by the PBGC.

            (d) Insurance. The Borrower will insure and keep insured, and cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all of its and their property of an insurable nature (including, without limitation, all buildings, machinery, plants, equipment, fixtures and inventories of raw materials, goods in process and completed goods) against fire and other casualties in such manner and to the extent that like properties are usually insured by others operating plants and properties of a similar character in the same locality (provided, however, that the Borrower may maintain self-insurance in connection with the foregoing insurance requirements in accordance with sound business practice), and insure and keep insured and cause each of its Subsidiaries to insure and keep insured at all times either with good and responsible insurance companies or pursuant to self-insurance maintained in accordance with sound business practice against liability on account of damage to Persons or property and under all applicable workmen's compensation laws.

            (e) Taxes, Charges, Etc. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, or cause to be paid and discharged, all taxes, assessments and other governmental charges imposed upon it or any of its Subsidiaries and its and their properties, or any part thereof or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien or charge upon any property of the Borrower or any such Subsidiary, except such items as are being in good faith appropriately contested by the Borrower or any of its Subsidiaries and as to which appropriate reserves are being maintained.

            (f) Property. The Borrower will maintain, preserve and keep its own and will cause its Subsidiaries to keep their principal plants and properties and every part thereof in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

            (g) Corporate Existence, Etc. The Borrower will maintain its corporate existence and comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, statutes, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

            (h) Use of Proceeds. The Borrower will use the proceeds of the Advances hereunder to finance the operations of the Borrower and its Subsidiaries, to refinance certain existing indebtedness of the Borrower, to support the Borrower's commercial paper program and for other general corporate purposes (in each case in compliance with all applicable legal and regulatory requirements); provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.

            SECTION 5.02. Negative Covenants. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower covenants and agrees that, without the written consent of the Majority Lenders:

            (a)   Financial Covenants.

            (i) Interest Coverage. The Borrower will not permit the ratio of (x) Consolidated Earnings before Interest and Taxes as at the end of any fiscal quarter of the Borrower to
      (y) Consolidated Interest Expense as at the end of such fiscal quarter, to be less than 1.50 to 1.00 for the period of four fiscal quarters then ending, taken as a whole.

          (ii) Debt-to-Capitalization. The Borrower will not permit the ratio of (x) the aggregate principal amount of

      Borrowed Money (determined on a consolidated basis) as at the end of any fiscal quarter of the Borrower to
      (y) Consolidated Capitalization as at the end of such fiscal quarter (each as reported on the latest quarterly consolidated balance sheet of the Borrower and its Subsidiaries) to exceed 0.60 to 1.00.

            (b) Liens. The Borrower will not at any time create, assume or suffer to exist any Lien on or in respect of any capital stock of any of its Subsidiaries. The Borrower will not at any time create, assume or suffer to exist any Lien on or in respect of other Principal Assets of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, other than:

                  (i) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided in each case that appropriate reserves are maintained therefor;

                (ii)    deposits or pledges to secure:

                        (A)   statutory obligations;

                        (B)   surety or appeal bonds;

                        (C) bonds for release of attachment, stay of execution or injunction; or

                        (D) performance of bids, tenders, contracts (other than for the repayment of Borrowed Money) or leases, or for purposes of like general nature in the ordinary course of its business;

               (iii) Liens arising from any attachment being contested in good faith by appropriate proceedings and any Lien arising from a judgment or award so long as a subsisting stay of execution or enforcement of any Lien described in this Section 5.02(b)(iii) has been obtained, provided that appropriate reserves are maintained therefor;

                (iv) other Liens incidental to the conduct of its business or the ownership or use of its Principal
            Assets (including, without limitation, carriers', warehousemen's, mechanics', materialmen's, vendors' liens, and other similar liens) which do not, in the reasonable opinion of the Borrower, in the aggregate materially detract from the value of the property or assets of the Borrower and its Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of the Borrower or such Subsidiary, as the case may be;

                  (v) any Lien placed upon any Principal Asset acquired, constructed or improved by the Borrower or any of its Subsidiaries, to secure or provide the payment of all or part of the purchase price of such Principal Asset or the cost of such construction or improvement; provided that any such Lien shall not encumber any other Principal Asset of the Borrower or any such Subsidiary other than the Principal Asset so acquired, constructed or improved (and any theretofore substantially unimproved real property on which such Principal Assets so acquired or constructed or the improvement is located);

                (vi) Liens on the Principal Assets of the Borrower or any Subsidiary in favor of the government of the United States of America or any country in which such Subsidiary is incorporated or any department or agency of the United States of America or such country or in favor of a prime contractor under a government contract of the government of the United States of America or such country resulting from acceptance of progress or partial payments in the ordinary course of business under government contracts or subcontracts thereunder, or incurred to secure any debt to the United States of America or such country or any department or agency thereof incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Lien;

               (vii)    Liens incurred in connection with Tax-Free
            Financings;

              (viii) Liens of the Borrower and its Subsidiaries existing on the date hereof and set forth on
            Schedule III hereto;

                (ix) Liens existing on any Principal Asset of any corporation at the time it becomes a Subsidiary of the Borrower, or existing prior to the time of acquisition upon any Principal Asset acquired by the Borrower or any of its Subsidiaries through purchase, merger or consolidation or otherwise, whether or not assumed by the Borrower or such Subsidiary;

                  (x) Liens on any Principal Asset of a Subsidiary to secure obligations of such Subsidiary to the Borrower or another Subsidiary of the Borrower, provided that no such Lien shall at any time be transferred (whether by sale, merger or other disposition or otherwise) to or otherwise held by any Person that is not the Borrower or another Subsidiary of the Borrower;

                (xi) any Lien renewing, extending or refunding any Lien existing on the date hereof or permitted by clauses (i) through (x) above, provided that the principal amount secured is not increased, and the Lien is not extended to other property; and

               (xii) any other Lien created, incurred or assumed after the date hereof upon any Principal Asset of the Borrower or any of its Subsidiaries whether now owned or hereafter acquired, provided that after giving effect to the Lien, the aggregate amount of all Liens permitted by clause (vii), clause (viii) or this clause
            (xii) (and not permitted by any other clause of this Section 5.02(b)), and Attributable Debt (except such Attributable Debt, if any, as arises in connection with a sale and leaseback that is excluded from
            Section 5.02(d) by reason of the Borrower's compliance with clause (ii) of said paragraph) does not exceed 15% of Consolidated Net Tangible Assets as reported on the latest quarterly consolidated balance sheet of the Borrower and its Subsidiaries.

            (c) Merger and Sale of Assets. The Borrower will not merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of its properties or assets, to any Person, except that:

                  (i) any Subsidiary of the Borrower may merge or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its properties or assets to, any other Subsidiary or Subsidiaries of the Borrower, or merge or consolidate with the Borrower, provided that in the case of a merger or consolidation with the Borrower, (A) the Borrower shall be the continuing or surviving corporation,

            (B) immediately after such merger or consolidation, the Borrower would not, on a pro forma basis giving effect to such merger or consolidation, be in violation of
      Section 5.02(a)(ii), and (C) immediately after giving effect to such merger or consolidation no Default or Event of Default shall have occurred and be continuing; and

                (ii) the Borrower may merge or consolidate with any other corporation, provided that (A) the Borrower shall be the continuing or surviving corporation,
            (B) immediately after such merger or consolidation, the Borrower would not, on a pro forma basis giving effect to such merger or consolidation, be in violation of
            Section 5.02(a)(ii), (C) immediately after giving effect to such merger or consolidation no Default or Event of Default shall have occurred and be continuing, and (D) after giving effect to such merger or consolidation, the rating by Moody's or Standard & Poor's in effect with respect to each debt and equity security of the Borrower (x) will not be lowered by more than one rating subcategory from the respective rating in effect immediately prior to giving effect to such merger or consolidation and (y) will not be lower than BBB- (in the case of the Standard & Poor's rating) or Baa3 (in the case of the Moody's rating);

      provided that, after giving effect to any merger, consolidation or sale of assets permitted hereunder no Change in Control shall have occurred.

            (d) Sale and Lease-Back. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person, or any arrangement to which any such Person is a party, that provides for the leasing by the Borrower or any of its Subsidiaries of any Principal Asset which has been, or is to be, sold or transferred by the Borrower or any of its Subsidiaries to such Person (or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries), other than sales or transfers between the Borrower and any such Subsidiary or a lease for a temporary period not to exceed 12 months, provided that this
      Section 5.02(d) shall not prohibit any such sale and lease-back of any Principal Asset if:

                  (i) the creation or assumption of a Lien on such Principal Asset would be permitted pursuant to clauses
            (i) through (xii) of Section 5.02(b); or

                (ii) (A) the proceeds of such sale would be at least equal to the fair value of such Principal Asset (as determined in good faith by the Board of Directors of the Borrower), (B) the Borrower redeems or otherwise repays Borrowed Money of the Borrower or any of its Subsidiaries in an aggregate principal amount equal to the proceeds of such sale within 90 days thereof,
            (C) immediately after giving effect to such sale, lease-back and redemption no Default or Event of Default shall have occurred and be continuing, and
            (D) the Borrower shall have delivered to the Administrative Agent an officer's certificate to all such effects.

            (e) Lines of Business. Neither the Borrower nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than (i) the manufacture and distribution of engineered components and systems for industry, and (ii) other lines of business activity which account for not more than 10% of the consolidated revenues of the Borrower and its Subsidiaries and not more than 10% of the consolidated assets of the Borrower and its Subsidiaries.


                                  ARTICLE VI

                               EVENTS OF DEFAULT

            SECTION 6.01.  Events of Default.  If any of the
following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of, or interest on, any Note when the same becomes due and payable; or the Borrower shall fail to pay any fee (including, without limitation, any Facility Fee or Utilization Fee) or other amount when due and such failure remains unremedied for three Business Days after its first occurrence; or

            (b) Any representation or warranty made by the Borrower or any of its Subsidiaries herein or in written representations or warranties by the Borrower or any of its Subsidiaries (or any of their respective officers) in connection with this Agreement shall prove to have been incorrect in any material and adverse respect on the date as of which made or, pursuant to Section 3.02 or 3.03, deemed made; or

            (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in
      Section 5.01(a)(vii), 5.01(h) or 5.02; or (ii) the Borrower or any Subsidiary of the Borrower fails to perform or observe any other term or covenant of this Agreement on its part to be performed or observed, and such failure remains unremedied for 15 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (d) The Borrower or any of its Subsidiaries shall default in the payment of any principal of, or any interest on, any other obligation for Borrowed Money beyond any period of grace provided with respect thereto, or shall default in the performance or observance of any other agreement, term or condition contained therein or in any agreement under which such obligation is created (or if any other event of default thereunder or under such agreement shall occur and be continuing) if (1) the effect of such default is to cause, or to permit the holder or holders of such obligation to cause, such obligation to become due prior to its stated maturity, unless any such default has been cured or waived, and (2) either (i) the aggregate unpaid principal amount of all obligations as to which such defaults have occurred and are continuing equals or exceeds $5,000,000, or (ii) regardless of the amount of the aggregate unpaid principal amount of such obligations, any such default continues for more than 30 days; or

            (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower or any of its Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Any judgment or order for the payment of money shall be rendered against the Borrower or any of its
      Subsidiaries:

                  (i) in an amount in excess of $100,000,000.00,
            regardless of whether the Borrower or such Subsidiary shall have paid the amount thereof, whether enforcement proceedings have been commenced by any creditor upon such judgment or order and whether there shall be in effect (by reason of a pending appeal or otherwise) any stay of enforcement of such judgment or order; or

                  (ii) in an amount in excess of $5,000,000.00, if
            (x) such judgment or order shall not be paid promptly by the Borrower or such Subsidiary, (y) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and (z) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g)  A Change in Control shall occur; or

            (h) The Borrower shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) materially adversely affect the earnings, financial condition, or operations of the Borrower and its Subsidiaries;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code,
(A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VII

                           THE ADMINISTRATIVE AGENT

            SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

            SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

            SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent that, unless a Default or Event of Default shall have occurred and then be continuing, is reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as

Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                 ARTICLE VIII

                                 MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the A Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) waive any of the conditions specified in
Section 3.01 or 3.02, (b) increase the Commitments of such Lenders or subject such Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder,
(e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; provided further that (X) no amendment, waiver or consent shall, unless in writing and signed by each Lender holding a B Note at such time,
(1) reduce the principal of, or interest on, such B Notes or any fees or other amounts payable hereunder or thereunder with respect thereto, (2) postpone any date fixed for any payment of principal of, or interest on, the such B Notes or any fees or other amounts payable hereunder or thereunder with respect thereto, or (3) subject such Lender to any additional obligations, and (Y) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, waive any of the conditions specified in Section 3.03; and provided still further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at TRINOVA Corporation, 3000 Strayer, P.O. Box 50, Maumee, Ohio, 43537-00500; Attention: James M. Oathout; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance or Designation Agreement pursuant to which it became a Lender; and if to the Administrative Agent, Attention: Philip Green, 1 Court Square, 7th Floor, Long Island City, New York 11120, telephone no.
(718) 248-4529, telecopier no. (718) 248-4844; or, as to the
Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04.  Costs, Expenses and Indemnification.

            (a) The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent and each of the Lenders), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

            (b) The Borrower hereby agrees to indemnify the Administrative Agent, Citicorp Securities, Inc., each Lender and each of their Affiliates and their respective directors, officers, employees, agents, advisors and representatives (each, an "Indemnified Party") from against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement, the Notes or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article III are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            The Borrower hereby further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its shareholders or creditors for or in connection with or relating to this Agreement, the Notes or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, except to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.13 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits not to exceed 15 basis points on the principal amount prepaid or Converted), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Section 2.15 and this
Section 8.04 shall survive the payment in full of principal and interest hereunder and under the Notes.

            SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and
(ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or such Affiliate, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliate under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender or such Affiliate may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 8.07.  Assignments, Designations and
Participations.

            (a) Each Lender (other than a Designated Bidder) may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the A Advances owing to it and the A Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make
B Advances, B Advances owing to it or B Notes), (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any A Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any A Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered A Note or Notes a new A Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new A
Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new A Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

            (d) Each Lender may assign to one or more banks or other entities any B Note or Notes held by it. In addition, each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make

B Advances as a Lender pursuant to Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than 2 such designations, (ii) each such Lender making one or more of such designations shall retain the right to make B Advances as a Lender pursuant to Section 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make B Advances as a Lender pursuant to Section 2.03 and the obligations related thereto.

            (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (iv) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

            (g) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of each of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the A Advances owing to, each such Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for the purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for the purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (h) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement
(including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) no participant under any such participation agreement shall any right to approve any amendment or waiver of any provision of this Agreement or any Note, or to consent to any departure by the Borrower therefrom, except to the extent that any such amendment, waiver or consent would (x) reduce the principal of, or interest on, the Notes or any fee or other amounts payable hereunder, in each case to the extent the same are subject to such participation, or (y) postpone any date fixed for the payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent the same are subject to such participation.

            (i) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower or any of its Subsidiaries furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or any such Subsidiary received by it from such Lender.

            (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 8.08.  Governing Law; Submission to
Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower and each of its Subsidiaries hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower and each of its Subsidiaries, to the fullest extent permitted by applicable law, irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 8.09. Severability. In case any provision in this Agreement or in any Note shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or such Note, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            SECTION 8.11. Survival. The obligations of the Borrower under Sections 2.08, 2.12, 2.15 and 8.04, and the obligations of the Lenders under Section 7.05, shall survive the repayment of the Advances and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by any Notice of A Borrowing or Notice of B Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

            SECTION 8.12.  Termination of Existing Credit
Facilities. The Borrower and each of the Banks hereby agrees that, on and as of the date hereof:

            (a) the "Commitment" under and as defined in each of the revolving credit agreements listed in Schedule II hereto among the Borrower and a Bank is canceled; and

            (b) each such revolving credit agreement shall be terminated and of no further force and effect (except with respect to obligations of the Borrower thereunder that are expressly stated to survive such cancellation and termination).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    TRINOVA CORPORATION



                                    By__________________________
                                      Title:

                                    CITIBANK, N.A., as Administrative
                                      Agent


                                    By__________________________
                                      Vice President


Commitment                          Banks

$ 30,000,000.00                     CITIBANK, N.A.



                                    By__________________________
                                      Vice President

$ 25,000,000.00                     CHEMICAL BANK



                                    By__________________________
                                      Title:

$ 25,000,000.00                     THE FIRST NATIONAL BANK OF CHICAGO



                                    By__________________________
                                      Title:

$ 25,000,000.00                     MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK


                                    By__________________________
                                      Title:

$ 25,000,000.00                     NBD BANK, N.A.



                                    By__________________________
                                      Title:

$ 25,000,000.00                     UNION BANK OF SWITZERLAND,
                                      CHICAGO BRANCH


                                    By__________________________
                                      Title:

$ 10,000,000.00                     THE BANK OF TOKYO TRUST COMPANY



                                    By__________________________
                                      Title:

$ 10,000,000.00                     DRESDNER BANK AG, NEW YORK AND
                                      GRAND CAYMAN BRANCHES


                                    By__________________________
                                      Title:

$175,000,000.00                     Total of the Commitments

                                  SCHEDULE I

                              TRINOVA Corporation

                               Credit Agreement
                          dated as of August 31, 1994



                           DOMESTIC                     EURODOLLAR
NAME OF BANK            LENDING OFFICE                LENDING OFFICE
==============================================================================

THE BANK OF TOKYO       1251 Avenue of the            1251 Avenue of the
  TRUST COMPANY           Americas                      Americas
                        New York, NY  10116           New York, NY  10116
                        Attention:  Friedrich Wilms

                        Tel:  212-782-4341
                        Fax:  212-782-6440


CITIBANK, N.A.          399 Park Avenue               399 Park Avenue
                        New York, NY  10043           New York, NY  10043
                        Attention: Michele Maggio

                        Tel:  212-559-8856
                        Fax:  212-826-2375


CHEMICAL BANK           270 Park Avenue               270 Park Avenue
                        New York, NY  10017           New York, NY  10017
                        Attention: Karen M. Sager

                        Tel:  212-270-3997
                        Fax:  212-972-9854


DRESDNER BANK AG,       75 Wall Street                75 Wall Street
  NEW YORK AND          New York, NY  10005           New York, NY  10005
  GRAND CAYMAN          Attention:  D. Slusarczyk
  BRANCHES
                        Tel:  212-574-0244
                        Fax:  212-574-0130

THE FIRST NATIONAL      One First National Plaza      One First National Plaza
  BANK OF CHICAGO       Chicago, IL  60670            Chicago, IL  60670
                        Attention:  Ernest Misiora

                        Tel:  312-732-7659
                        Fax:  312-732-4840

                        with a copy to:

                        1301 E. 9th Street
                          Suite 2150
                        Cleveland, OH  44114
                        Attention:  Robert Jackson

                        Tel:  216-574-9843
                        Fax:  216-574-9278


MORGAN GUARANTY TRUST   60 Wall Street                60 Wall Street
  COMPANY OF NEW YORK   New York, NY  10260           New York, NY  10260
                        Attention:  T. Broadbent

                        Tel:  212-648-6839
                        Fax:  212-648-5336

                        with a copy to:

                        c/o J.P. Morgan Services, Inc.
                        500 Stanton Christiana Road
                        P.O. Box 6070
                        Newark, DE  19713

                        Fax:  302-634-1094


NBD BANK, N.A.          611 Woodward Avenue           611 Woodward Avenue
                        Detroit, MI  48226            Detroit, MI  48226
                        Attention:  D. Pienta

                        Tel:  313-225-1525
                        Fax:  313-225-1671


UNION BANK OF           30 S. Wacker Drive,           30 S. Wacker Drive,
  SWITZERLAND,            40th Floor                    40th Floor
  CHICAGO BRANCH        Chicago, IL  60606            Chicago, IL  60606
                        Attention:  Steven Dadmun

                        Tel:  312-993-5471
                        Fax:  312-993-5530

                                  SCHEDULE II

                              TRINOVA Corporation

                               Credit Agreement
                          dated as of August 31, 1994


                          Existing Credit Facilities


1. Revolving Credit Agreement dated as of September 30, 1992, as amended, between TRINOVA Corporation and The Bank of Tokyo Trust Company.

2. Revolving Credit Agreement dated as of September 30, 1992, as amended, between TRINOVA Corporation and Citibank, N.A.

3. Revolving Credit Agreement dated as of September 30, 1992, as amended, between TRINOVA Corporation and Chemical Bank.

4. Revolving Credit Agreement dated as of September 30, 1992, as amended, between TRINOVA Corporation and Dresdner Bank
      AG.

5. Revolving Credit Agreement dated as of September 30, 1992, as amended, between TRINOVA Corporation and The First
      National Bank of Chicago.

6. Revolving Credit Agreement dated as of September 30, 1992, as amended, between TRINOVA Corporation and Morgan Guaranty
      Trust Company of New York.

7. Revolving Credit Agreement dated as of September 30, 1992, as amended, between TRINOVA Corporation and NBD Bank, N.A.

8. Revolving Credit Agreement dated as of September 30, 1992, as amended, between TRINOVA Corporation and Union Bank of Switzerland.

                                                                   EXHIBIT A-1

                                FORM OF A NOTE


U.S.$______________                                Dated:  _________ __, 199__


            FOR VALUE RECEIVED, the undersigned, TRINOVA
CORPORATION, an Ohio corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Termination Date (as so defined) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the A Advances (as defined below) made by the Lender to the Borrower pursuant to the Credit Agreement then outstanding.

            The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at 1 Court Square, 7th Floor, Long Island City, New York 11120, in same day funds. Each A Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 31, 1994 (the "Credit Agreement") among the Borrower, the Lender and certain other banks parties thereto, and Citibank, N.A., as Administrative Agent for the Lender and such other banks. The Credit Agreement, among other things,
(i) provides for the making of advances (the "A Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York, United States.

                                    TRINOVA CORPORATION



                                    By__________________________
                                      Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL







                           Amount of       Unpaid of
          Amount of     Principal Paid     Principal     Notation
  Date     Advance        or Prepaid        Balance       Made By
_________________________________________________________________

                                                                   EXHIBIT A-2

                                FORM OF B NOTE


U.S.$______________                                Dated:  _________ __, 199__


            FOR VALUE RECEIVED, the undersigned, TRINOVA
CORPORATION, an Ohio corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on ______________, 199__, the principal amount of __________ Dollars ($___________).

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

      Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

      Interest Payment Date or Dates:  ___________________________

            Both principal and interest are payable in lawful money of the United States of America to ______________ or the account of the Lender at the office of ________________________________, at _____________________, in same day funds, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto.

            This Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 31, 1994 (the "Credit Agreement") among the Borrower, the Lender and certain other banks parties thereto, and Citibank, N.A., as Administrative Agent for the Lender and such other banks. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York, United States.

                                    TRINOVA CORPORATION



                                    By_________________________
                                      Title:

                                                                   EXHIBIT B-1


                             NOTICE OF A BORROWING


Citibank, N.A., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
  referred to below
1 Court Square, 7th Floor
Long Island City, New York  11120
Attention:  Philip Green

                                          [Date]

Ladies and Gentlemen:

            The undersigned, TRINOVA Corporation, refers to the Credit Agreement, dated as of August 31, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i)  The Business Day of the Proposed A Borrowing is
      ___________ __, 199__.

          (ii)  The Type of A Advances comprising the Proposed A
      Borrowing is [Base Rate Advances] [Eurodollar Rate
      Advances].

         (iii) The aggregate amount of the Proposed A Borrowing is $___________.

          [(iv) The initial Interest Period for each A Advance made as part of the Proposed A Borrowing is ______ month[s]]1.

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A Borrowing:



_________________
1   For Eurodollar Rate Advances only.

            (A)  the representations and warranties contained in
      Section 4.01 are correct, before and after giving effect to the Proposed A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

            (B) no event has occurred and is continuing, or would result from such Proposed A Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

                                    Very truly yours,

                                    TRINOVA CORPORATION



                                    By___________________________
                                      Title:

                                                                   EXHIBIT B-2


                             NOTICE OF B BORROWING


Citibank, N.A., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
  referred to below
1 Court Square, 7th Floor
Long Island City, New York  11120
Attention:  Philip Green

                                          [Date]

Ladies and Gentlemen:

            The undersigned, TRINOVA Corporation, refers to the Credit Agreement, dated as of August 31, 1994 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

    (A)  Date of B Borrowing               _______________________
    (B)  Amount of B Borrowing             _______________________
    (C)  Maturity Date                     _______________________
    (D)  Interest Rate Basis               _______________________
    (E)  Interest Payment Date(s)          _______________________
    (F)  _______________________           _______________________
    (G)  _______________________           _______________________
    (H)  _______________________           _______________________

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B Borrowing:

            (a)  the representations and warranties contained in
      Section 4.01 are correct, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default;

            (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Administrative Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

            (d) the aggregate amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

            The undersigned hereby confirms that the Proposed B
Borrowing is to be made available to it in accordance with
Section 2.03(a)(v) of the Credit Agreement.

                                    Very truly yours,

                                    TRINOVA CORPORATION



                                    By________________________
                                      Title:

                                                                     EXHIBIT C

                           ASSIGNMENT AND ACCEPTANCE

                         Dated ____________ __, 199__


            Reference is made to the Credit Agreement dated as of August 31, 1994 (the "Credit Agreement") among TRINOVA Corporation, an Ohio corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            _____________ (the "Assignor") and _____________ (the
"Assignee") agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of B Advances and B Notes) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement (other than in respect of B Advances and B Notes), including, without limitation, such interest in the Assignor's Commitment, the A Advances owing to the Assignor, and the A Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the A Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the A Note[s] referred to in paragraph 1 above and requests that the Administrative Agent exchange such A Note[s] for a new A Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new A Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].*

            4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").



* If the Assignee is organized under the laws of a jurisdiction outside the United States.

            5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the A Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, Facility Fees and Utilization Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the A Notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New
York.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                  SCHEDULE 1
                                      to
                           ASSIGNMENT AND ACCEPTANCE

Percentage assigned to Assignee           _______________%

Assignee's Commitment                     $______________

Aggregate outstanding principal
  amount of A Advances assigned           $______________

Principal Amount of A Note
  payable to Assignee                     $______________

Principal Amount of A Note
  payable to Assignor                     $______________

Effective Date (if other than
  date of acceptance by
  Administrative Agent)*                  __________ __, 199__


                                    [NAME OF ASSIGNOR], as Assignor


                                    By______________________________
                                      Title:

                                    [NAME OF ASSIGNEE], as Assignee


                                    By______________________________
                                      Title:

                                    Domestic Lending Office:

                                    Eurodollar Lending Office:


Accepted this ____ day
  of _______, 199__

CITIBANK, N.A., as
  Administrative Agent


By_____________________
  Title:

* This date should be no earlier than the date of acceptance by the Administrative Agent.

                                                                     EXHIBIT D

                             DESIGNATION AGREEMENT

                         Dated _____________ __, 199__


            Reference is made to the Credit Agreement dated as of August 31, 1994 (the "Credit Agreement") among TRINOVA Corporation, an Ohio corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            ____________ (the "Designator") and ____________ (the
"Designee") agree as follows:

            1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make B Advances pursuant to Section 2.03 of the Credit Agreement.

            2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designator or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit
Agreement
are required to be performed by it as a Lender; and (vi) specifies as its Applicable Lending Office with respect to B Advances (and address for notices) the offices set forth beneath its name on the signature pages hereof.

            4. Following the execution of this Designation Agreement by the Designator and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

            5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make B Advances as a Lender pursuant to Section 2.03 of the Credit Agreement and the rights and obligations of a Lender related thereto.

            6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New
York.

            IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Effective Date*:                                       _____________ __, 199__


                                    [NAME OF DESIGNATOR]



                                    By_______________________
                                      Title:

                                    [NAME OF DESIGNEE]



                                    By_______________________
                                      Title:

                                    Applicable Lending
                                      Office (and address
                                      for notices)

                                    __________________________

                                    __________________________

                                    __________________________

                                    __________________________



Accepted this ____ day
of _____________, 199__

CITIBANK, N.A., as
  Administrative Agent


By______________________
  Title:


* This date should be no earlier than the date of acceptance by the Administrative Agent.

                                                                     EXHIBIT E


                 [Form of Opinion of Counsel of the Borrower]


                                                               August __, 1994


To the Banks party to the
  Credit Agreement referred to
  below and Citibank, N.A., as
  Administrative Agent


Ladies and Gentlemen:

            I have acted as counsel to TRINOVA Corporation (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of August 31, 1994, among the Borrower, the lenders named therein and Citibank, N.A., as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $175,000,000 and the Notes. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 3.01(d) of the Credit Agreement.

            In rendering the opinion expressed below, I, or attorneys under my supervision, have examined the following agreements, instruments and other documents:

            (a)   the Credit Agreement;

            (b)   the Notes; and

            (c) such corporate records of the Borrower and such other documents as I have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (c) above) are collectively referred to as the "Credit Documents".

            In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Borrower.

            In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Borrower):

        (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

       (ii) all signatories to such documents have been duly authorized; and

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

            1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and where failure to qualify would have a material adverse effect on the Borrower. The Borrower has not received any notice from the authorities of any jurisdiction claiming that the Borrower is required to be qualified as a foreign corporation in any jurisdiction where it is not presently qualified.

            2. The Borrower has all requisite corporate power to carry on its business and own its properties, to execute and deliver, and to perform its obligations under, the Credit
      Documents, and to borrow under the Credit Agreement.

            3. The execution, delivery and performance by the Borrower of each Credit Document, and the borrowings by the Borrower under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Borrower.

            4. Each Credit Document has been duly executed and delivered by the Borrower.

            5. The stated choice of law which governs the Credit Documents is the law of the State of New York. However, if the Credit Documents were stated to be governed by and construed in accordance with the law of the State of Ohio, or if a court of the State of Ohio were to apply the law of the State of Ohio to the Credit Documents, each Credit Document would nevertheless constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability of the Credit Documents (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (b) is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

            6. No authorization, approval or consent of, and no notice to or filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of Ohio is required on the part of the Borrower for the execution, delivery or performance by the Borrower of any of the Credit Documents or for the borrowings by the Borrower under the Credit Agreement.

            7. The execution, delivery and performance by the Borrower of, and the consummation by the Borrower of the transactions contemplated by, the Credit Documents do not and will not (a) violate any provision of its Articles of Incorporation, Code of Regulations or By-Laws, (b) violate any law, rule or regulation applicable to the Borrower,
      (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower or any of its Subsidiaries of which I have knowledge (after due inquiry) or (d) except as is disclosed in the Credit Agreement, including the Schedules thereto, result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any property of the Borrower pursuant to, the terms of any such agreement or instrument.

            8. I have no knowledge (after due inquiry) of any legal or arbitral actions or proceedings, or any actions or proceedings by or before any governmental or regulatory authority or agency or any arbitrator, pending or threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective properties that, if adversely determined or reduced to a judgment, could have a material adverse effect on the consolidated earnings, financial condition or operations of Borrower and its Subsidiaries.

            The foregoing opinions are subject to the following comments and qualifications:

            (A) The enforceability of Section 8.04(b) of the Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

            (B)  The enforceability of provisions in the Credit
      Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (C) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located that limit the interest, fees or other charges such Lender may impose, (ii) Section 2.16 of the Credit Agreement, (iii)
      Section 7.05 of the Credit Agreement, (iv) the second sentence of Section 8.08 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, (v) the third sentence of Section 8.08 of the Credit Agreement and (vi) Section 8.09 of the Credit Agreement.

            The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of Ohio, and I do not express any opinion as to the laws of any other jurisdiction.

            At the request of the Borrower, this opinion letter is, pursuant to Section 3.01(d) of the Credit Agreement, provided to you by me in my capacity as Associate General Counsel of the Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                                    Very truly yours,

                                                                     EXHIBIT F


              [Form of Opinion of Special New York Counsel to the
                             Administrative Agent]


                                          August ___, 1994



To the Banks party to the
  Credit Agreement referred to
  below and Citibank, N.A., as
  Administrative Agent

Ladies and Gentlemen:

            We have acted as special New York counsel to Citibank, N.A., as Administrative Agent, in connection with (i) the Credit Agreement dated as of August 31, 1994 (the "Credit Agreement") among TRINOVA Corporation (the "Borrower"), the lenders named therein and Citibank, N.A., as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $175,000,000 and
(ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 3.01(e) of the Credit Agreement.

            In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

            (a)   the Credit Agreement;

            (b)   the Notes; and

            (c) such corporate records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (c) above) are collectively referred to as the "Credit Documents".

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Borrower.

            In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

        (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrower) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

       (ii) all signatories to such documents have been duly authorized; and

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation,
(a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            The foregoing opinions are subject to the following comments and qualifications:

            (A) The enforceability of Section 8.04(b) of the Credit Agreement may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances.

            (B)  The enforceability of provisions in the Credit
      Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the second sentence of Section 2.16 of the Credit Agreement,
      (iii) the second sentence of Section 8.08 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, (iv) the waiver of inconvenient forum set forth in Section 8.08 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York and (v) Section 8.09 of the Credit Agreement.

            The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

            This opinion letter is, pursuant to Section 3.01(e) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                    Very truly yours,


WFC/DCS